财富指数
WEALTH INDEX

财富指数资本集团有限公司

WEALTH INDEX CAPITAL GROUP LLC

财务顾问协议

Financial Advisory Service Agreement

2008 年 4 月 11 日于北京

Beijing, April 11, 2008

甲　方：邢台龙海钢铁集团有限公司

Party A:　Xingtai Longhai Iron and Steel (Group) Co., Ltd

乙　方：　财富指数资本集团有限公司

Party B:　Wealth Index Capital Group LLC

甲乙双方本着平等、自愿的原则，根据有关法律、法规和政策规定，经友好协商，就甲方聘请乙方担任甲方在境外上市的财务顾问事宜，达成如下协议，以资共同遵守：

In accordance with the principles of equal and voluntary, Party A and Party B, according to the relating laws, regulations and policies and through friendly consultation, make the following agreement: Party A appoints Party B as its overseas financial advisor.

财务顾问的委任

The Appointments of Financial Advisor

第一条　甲方聘任乙方作为其在境外上市的财务顾问，为甲方本次境外上市提供财务顾问服务。甲方主要上市目的地拟为"美国"，但为保证甲方利益最大化，最终上市地不限于该市场，乙方接受此委托。

Article 1. Party A appoints Party B as its overseas financial advisor, and provides financial advisory services for this overseas IPO. Party A's initial choice of publishing market is "America"; however, to maximize Party A's interest, the final listing market is not limited to the American stock market, Party B accepts this appointment

本协议签订与实施条件是基于甲方承诺其上市主体（拟上市公司），2007 年度税后净利润不低于捌仟万元人民币。

The condition to sign and perform the Agreement is that Party A promises the net income after tax the corporate (to be listed) for the fiscal year 2007 is not below 80million RMB.

甲方承诺在本协议履行期内，甲方不再聘任其他机构担任其在

上市的财务顾问，因乙方原因造成合同终止的除外。

During the performance period of this Agreement, Party A promises not to appoint any other institutions as its IPO financial advisor, unless the Agreement termination is caused by Party B.

财务顾问服务内容

Financial Advisor Services

第二条 作为甲方本次企业境外上市的财务顾问，乙方指派投资银行业务专业人员作为本项目的主要负责人赴甲方实地工作，与甲方人员共同组成上市项目工作小组，并全程参与甲方上市的所有工作，具体工作期限视项目情况而定。乙方派出人员及后台支持人员提供的服务内容具体包括：

Article 2. As Party A's financial advisor for this oversea IPO, Party B appoints investment banking professionals as this project's main responsible persons to work in Party A's premises, build project team with Party A's staff, and participate in the whole listing process. The specific working time limit depends on the real project. The specific services provided by Party B's appointed professionals and supporting staff are as follow:

1．**尽职调查**：组织财务、法律、管理及相关行业专家，对甲方进行尽职调查，并向甲方出具调查结果及整改方案，内容包括但不限于企业历史沿革、组织架构、营销、市场、技术、财务、人力资源、薪资及期权等部分，以符合境外证券交易所对上市公司的要求。乙方基于对甲方的认知和对整改结果的预期，在甲方的协助下完成中英文版商业计划书（企业简介、历史沿革、产品说明、竞争分析、发展前景、财务状况、股权结构、经理人背景、募股计划、资本退出方案、投资回报、风险揭示、相关政策、产业前景等）。

1. **Due Diligence:** Organize financial, legal, managerial and other relevant

professionals, conduct due diligence for Party A, and produce due diligence report and make amendment proposals, including but not limited to the corporate history, organizational structure, sales, marketing, technology, finance, HRM, salary, options and so on, to meet the IPO requirements of overseas stock exchange market. On the basis of Party B's understanding and the expected amendment results of Party A, with Party A's coordination, Party B provides both Chinese and English version business plans (corporate profile, history, product introduction, competitive analysis, prospect development, financial status, equity structure, management team, capital raising plan, capital withdrawal plan, investment risk and return, relevant policies, industry prospect etc.)

2．**公司重组分立：**对集团公司进行重组分立，将线材业务从集团整体剥离出来，成为独立的公司，作为未来上市公司主体。

2. **The corporate restructure:** restructure the Group, take wire rod business out of the Group, and establish an independent entity as future IPO main corporate body.

3．**指导品牌、财务完善、业务重组等项目：**(1).完善知识产权；(2).完善企业展示资料（中英文网站、中英文画册、演示文稿等）；(3).按照上市企业要求规范企业的相关管理工作，完善企业的内控文件；(4).开展宣传公关工作，提高企业知名度；(5).设计股权、资产结构，根据需要协助甲方实施股权、资产的结构重组；(6).设计业务重组方案以突出主营业务，使概念更加明确；(7).设计关联交易的处理方案；(8).根据国际会计准则指导财务调整。

3. **Guide branding, financial completion and business restructure etc.:** (1) intellectual property rights completion; (2) corporate presenting documents completion (websites, photos and PPT documents in both Chinese and English versions); (3) standardize the corporate management work per IPO requirements, internal control documents completion; (4) conduct public relation work, enhance the corporate reputation; (5) design equity structure and assets structure as needed,

conduct equity and asset restructure coordinated by Party A; (6) design business restructure to prioritize the core business, and enhance the concept; (7) design solution plans for related deals; (8) guide financial adjustment per International Accounting Standards.

4．**私募及外资并购**：(1).协助设计融资方案； (2).开展前期私募洽谈工作：包括投资机构接触、召开募股投资说明会等； (3).境外公司注册；(4).协助完成外资并购。

4. **PE and foreign capital M&A**：(1) coordinate to design financing plan; (2) conduct early stage's negotiation with PE: include contacting with investment institutions, hold a IPO venture conference etc.; (3) overseas corporate registration; (4) coordinate to complete foreign capital M&A.

5．**引进境外中介机构**：为甲方引进境内外律师、会计师及境外保荐人、券商、公关公司等专业人员和机构，并做好协调工作，完成对企业的财务和法律的审计、审核等工作，并制作招股说明书等必须的相关上市文件。

5. **Introduce foreign institutional agencies:** Advise professionals of domestic and oversea lawyers, accountants and oversea sponsors, securities traders, PR companies etc and institutions, meanwhile, provide all the coordination work, complete financial audit and regulatory review, in addition, produce all necessary IPO documents such as prospectus.

6．**其他**：(1).向甲方推荐合适的独立董事; (2).协助甲方解决与本次企业上市相关的其他问题。

6. **Miscellaneous:** (1) advise appropriate independent director for Party A; (2) coordinate with Party A to solve other matters relating to this IPO.

双方的权利和义务

Rights and Obligations

第三条　甲方应及时向乙方提供本次财务顾问工作所需要的全部文件、资料、证明，并保证该等文件资料的真实性、合法性、完整性、准确性和时效性。该等文件资料包括但不限于：

Article 3. Party A shall provide in time all the necessary documents, files, certificates relating to financial advisory work to Party B, and ensure the truthfulness, validity, integrity, precision and timeliness, all the documents included but not limited to:

1．甲方企业上市工作有关的法律文件；

2．甲方的历史沿革、主营业务、内部管理架构和管理制度等情况；

3．甲方与上市工作有关的重大合同；

5．甲方的会计报表及账目；

6．甲方涉及的重大诉讼、仲裁和行政处罚情况；

7．乙方认为需要甲方提供的其他文件、资料。

1. Legal documents relating to Party A's IPO;
2. Party A's history, core operating businesses, internal management structure and management system etc.
3. Relevant important contracts made by Party A relating to the IPO;
5. Party A's financial statements and accounting items
6. Any big claim, arbitration and administrative penalty relating to Party A;
7. Other documents and files required by Party B.

第四条　甲方应指定专人配合乙方工作，为乙方的工作提供必要的工作条件，并根据乙方的工作计划安排与合理请求，及时给予全面支持和配合。

Article 4. Party A shall appoint specific person to coordinate with Party B, provide the necessary working conditions, and co-operate with Party B thoroughly per work schedule and rational requirements.

第五条　乙方本着客户至上的原则，尊重甲方的合理上市目标及合法利益，勤勉尽责地为甲方提供优质服务，利用其良好的社会关系资源推进甲方本次企业上市工作。

Article 5. With respect to the principle of customer priority, Party B respects Party A's rational IPO target and legitimate interests, provides excellent services to Party A diligently , carries out Party A's IPO process by using Party's B all net work resources.

第六条　甲、乙双方确认和遵守由各中介机构协调会讨论确定的工作时间表。但由于甲方或者其他不可抗力事由导致时间拖延的，乙方不负责任。

Article 6. Party A and Party B confirm and comply with all the work schedules designated. Party B is not liable for any delays due to Party A or other uncontrolled matters.

第七条　甲方对乙方在本次财务顾问工作中提出的各项意见和建议，应予以充分重视，并积极进行配合和整改，以利于各项工作的顺利开展和进行。

Article 7. With respect to all the opinions and recommendations provided by Party B relating to this financial advisory services, Party A shall take fully into account, and make adequate responses and amendments, to smooth the IPO process.

第八条　甲方应依照本协议的相关约定，按时、足额向乙方支付有关费用。

Article 8. Party A shall pay Party B relevant fees in full and in time according to the relevant terms designated by the Agreement.

第九条　甲方应保证不隐瞒对其履行本协议将产生影响的诉讼、仲裁或者其他法律、法规等问题。

Article 9. Party A shall ensure not to conceal any claims, arbitrations or other legal or regulatory issues which may affect performing the Agreement.

第十条　为保证本次上市的协调、统一进行，保证甲方股东、企业的利益，

甲乙双方不得私下与任何第三方机构签订与本次上市活动相关的任何协议或达成任何合作，所有相关约定必须征得对方同意。

Article 10. To ensure the success of this IPO and the interests of Party A's shareholders and the corporate, neither Party A nor Party B shall assign any agreements or make any collaborations with any third party relating to this IPO deals arbitrarily, any conditions made must be agreed by the counter party.

第十一条　甲乙双方不得私下以任何方式任用对方工作人员或者离职人员，也不得从事与本协议构建之任何服务。

Article 11. Party A and Party B shall not arbitrarily employ current employees or resigning employees of the counter party, nor engage in any services relating to this IPO.

第十二条　双方对本次工作涉及到的内幕信息、商业秘密或者其在履行本协议过程中所获得或知悉的对方的秘密信息及未公开信息负有保密义务。除非法律或者相关政府监管部门要求进行披露，否则，双方均不得在未取得对方书面同意前，在任何时间以任何方式予以泄露。在未取得甲方书面同意前，乙方亦不得以任何方式将该等资料或内容使用于甲方企业上市以外的任何用途。未经乙方事先书面同意，甲方不得擅自将乙方为本次财务顾问工作而出具的有关文件资料予以披露或进行不正当的利用。甲方向乙方提供的一切未公开信息，包括但不限于谈话内容、文字资料、各种报表、视听资料、乙方和其工作人员在甲方企业目击所得等，均视为甲方的商业秘密。

Article 12. With respect to the insider news, business secrets relating to this IPO or secret information of the other party obtained or known from complying with this Agreement, both parties have the obligations of maintaining confidentiality, unless it is required to be disclosed by regulatory or relevant government authorities. Otherwise, both parties cannot disclose any information at any time and in any form,

without the prior written consent of the counter Party. Without the written consent of Party A, Party B cannot use such information or content for any purpose beyond Party A's IPO. Without the written consent of Party B, Party A cannot disclose or use any information provided by Party B for this IPO for improper purpose. Any undisclosed information provided by Party A to Party B, including but not limited to conversations, files, charts, audio or video, visually obtained by Party B and other staff in Party A's premises, are recognized as Party A's business secrets.

费用及其支付

Fees and Payment

第十三条　根据本协议第二条所明确的乙方本次财务顾问服务的具体内容，甲方及时支付乙方本次企业上市费用：

Article 13.　According to the detailed content of the financial advisory service designated by Article 2 of the Agreement, Party A pays Party B listing fees on time.

1、费用构成：(1)私募佣金：乙方协助甲方私募资金的引进，乙方向甲方收取私募资金总额的 4%作为佣金。(2)股权佣金：甲方将境内拟上市公司总股份的 20 %支付与乙方作为乙方的财务顾问报酬；(3)现金费用：甲方支付零 万美元或等值其他货币；(4)差旅费用：乙方派出人员及其他的法律、财务、方面的人员在甲方工作期间，甲方须提供必要的工作和生活条件。(5)甲方在上市过程发生的全部中介费用及其他费用由上市主体公司自行承担。

1. Fee components: (1) Private equity commission: Party B assists Party A the introduction of private equity fund, and Party B collects 4% of the total private equity fund as commission; (2) Equity commission: Party A pays 20% of the total shares of the domestic enterprise which intends to be listed overseas to Party B as the compensation for the financial advisory service; (3) Cash fee: Party A pays Nil USD or other equivalent currencies; (4) Travelling expense: Party A provides appropriate

working and living conditions for staff appointed by Party B or other legal or accounting professionals; (5) All intermediary fees and other fees incurred in the listing process shall be paid by the listing company.

2．付款进度及方式：(1)．甲方须按私募到帐的资金向乙方实时支付佣金。每一笔资金到帐后 5 日内，甲方即须向乙方全额支付相应佣金；(2)．在境内拟上市公司重组的同时，甲方应将境内拟上市公司总股份的_20_%股权支付乙方，作为乙方及相关中介机构的服务报酬，并在甲方变更工商登记时注册。

2. Payment time and method: (1) Party A shall pay Party B commission fees in accordance with the private equity fund received. Party A shall pay Party B all the commission fees within 5 days for each fund received; (2) While the domestic corporate to be listed overseas is undergoing reconstruction, Party A shall transfer 20% of the total shares to Party B as the service compensation for Party B and other relevant agencies, and register when Party A makes change in Industrial and Commercial Registration.

违约责任及损害赔偿

The Liability for Breach of Contract and the Corresponding Damage Compensation

第十四条　在本协议履行过程中，甲方未经乙方书面同意不得单方面终止履行或解除本协议而另行聘请其它机构担任与乙方相同或类似的角色。如有发生，甲方仍应履行本协议，并应承担由此给乙方造成的一切损失和费用，因乙方原因造成合同终止的除外。在甲方无任何违反本协议的情况下乙方不得未经甲方同意单方面终止本协议，否则承担由此给甲方造成的一切损失和费用，同时，如因乙方原因造成不能在约定的时间内成功上市，乙方应承担甲方造成的一切损失和利息。

Article 14. During the process of fulfilling the Agreement, Party A shall not unilaterally terminate fulfilling the Agreement or hire other institution to play a role similar to Party B without the written consent of Party A. If it happens, Party A shall still perform the Agreement, and bear all the losses and expenses incurred for Party B by the breach of contract, unless the termination is caused by Party B. Party B shall not terminate the Agreement without the consent of Party A, if Party A does not breach the Agreement at all. Otherwise, Party B shall bear all the losses and the relevant expenses incurred for Party A. Meanwhile, Party B shall bear all the losses

and the interests incurred for Party A if the company fails to be listed within the designated date due to the fault of Party B.

第十五条　甲方应依照本协议的规定，按时、足额向乙方支付相应股权，如甲方违反其在本协议项下的支付义务，则甲方除应继续履行该项义务外，自违约之日起至实际支付之日止，甲方还应按其应付未付股权（原值）每日万分之二的费率向乙方支付违约利息。

Article 15. Party A shall pay the corresponding shares for Party B in full and in time in accordance with the Agreement. If Party A violates the payment obligation under the Agreement, then Party A shall not only go on fulfilling its obligations, but pay 0.02% interests daily of the original unpaid value of shares for Party B.

第十六条　若甲方根据乙方要求向乙方提供的材料存在重大隐瞒、遗漏、虚假或误导情形，由此产生的一切责任、损失、索赔、费用和开支，均全部由甲方承担。

Article 16 Party A shall bear all the obligations, losses, liabilities and expenses if the documents provided by Party A upon the request of Party B contain any deceptive, incomplete, fraud, or misleading information.

第十七条　若因乙方的故意或过失，造成上报材料中出现与甲方提供的真实材料严重不相符的情况，由此产生的一切责任、损失、索赔、费用和开支，均全部由乙方承担。

Article 17. Party B shall bear all the obligations, losses, liabilities and expenses if the submitted documents appear to be inconsistent with the real documents provided by Party A to a great extent due to Party B's deliberation and fault.

第十八条　在本次协议履行过程中，乙方为甲方引进的境内外律师、会计师及境外保荐人、券商、公关公司等专业机构均按照行业标准和相关法律工作，乙方无法左右各中介机构的专业意见以及他们出具的法律意见书、审计报告等上市所需文件。乙方只能发挥专业知识，积极正面地影响相关机构的工作结果，乙方不承担各中介机构最终意见的任何责任，甲方对此理解。

Article 18. Party A fully understands that, during the process of fulfilling the Agreement, the attorneys and accountants domestic and overseas, and overseas

sponsors, investment banks and public relation companies and other professional institutions introduced by Party B to Party A, all work in conformity with industrial standards and relevant laws, and their legal opinions, auditing reports and other professional opinions are independent to Party B. Party B can use its professional knowledge and skills to positively affect the working performance of the relevant institutions but does not bear any obligation for the final conclusions of agencies.

第十九条 甲方理解企业上市的最终股价、市值、市盈率、融资额等由企业财务状况、发展前景、管理水平等基本面以及资本市场状况所决定，乙方不对此承担责任并做出任何承诺。乙方应按照本协议第二条规定的服务内容积极有效地组织实施和完成各项工作，如因乙方原因未能按本协议规定协助甲方完成境外上市，乙方需退还甲方已支付的所有_20_%股权。

Article 19. Party A understands that the final share price, market value, P/E ratios, and fund raised will be determined by the accounting, development perspective and management of corporate and capital market; Party B does not take any obligations and will not make any promise for it. Party B shall organize, implement and complete various tasks effectively in accordance with the terms designated by Article 2 of the Agreement. Party B shall pay back the 20% shares to Party A if Party B cannot assist Party A go listing overseas as designated by the Agreement due to the fault of Party B.

第二十条 本协议任何一方因违反其在本协议项下的其他义务，或因不遵守有关强制性规定而被提起索赔、诉讼或仲裁，从而使对方遭受任何损失或承担任何责任的，该违约方应向对方提供充分、有效、及时的补偿。

Article 20. Either Party of the Agreement shall pay full compensation for the counter Party if it leads to the loss of the counter party or bearing any obligations due to violations of the other obligations under the Agreement or being charged for damage claim, lawsuit, or arbitration of the violating Party.

争议解决

Dispute Resolution

第二十一条 因履行本协议而产生的或与本协议有关的任何争议、分歧或索

赔，甲、乙双方应本着平等互利原则，通过友好协调解决；协商不能达成一致意见的，可向中国法院（北京或邢台）提起诉讼。

Article 21. Both parties shall make efforts to solve any dispute, divergence, or damage claim through friendly consultation on the basis of the principle of equal and mutual benefits; otherwise, both parties shall sue for courts in China (Beijing or Xingtai).

第二十二条　在诉讼过程中，除协议双方有争议的、正在进行诉讼的事项外，双方仍应继续履行本协议中的其他条款。

Article 22. During the litigation process, both parties shall go on performing the other articles of the Agreement except for the disputed or suing issues.

释　义

Notes

第二十三条　本协议构成甲方和乙方之间就本次企业上市的财务顾问工作达成的全部和唯一的协议，并取代双方先前有关本协议主题所进行的一切口头或书面的洽谈、陈述、承诺和约定。

Article 23.　As the comprehensive and sole agreement for Party A and Party B in regard to the financial advisory service of the corporate, the Agreement replaces all previous oral or written discussions, statements, promises and agreements made by the two parties.

第二十四条　本协议签订后，如本协议与日后公布的法律、法规、规章和政策有任何冲突，以致严重影响本协议的履行时，协议各方应重新洽谈本协议的有关条款。

Article 24. After the assignment of the Agreement, both parties shall renew the relevant articles, if the Agreement conflicts with any laws, government regulations or policies promulgated thereafter so as to greatly affect the implementation of the Agreement.

第二十五条　本协议的修改必须采用书面形式，并由各方签署后生效，至双方权利享受完毕，责任或义务履行完毕终止。

Article 25. Any changes of the Agreement shall be in the written format and assigned by both parties, and expired until both parties fulfill rights and responsibilities or implement obligations.

第二十六条　本协议中的小标题仅为方便阅读而设，在任何情况下均不应影响对本协议的解释。

Article 26. The sub titles of the Agreement are made only for easy reading and under no circumstances shall the sub titles affect the interpretation of the Agreement.

第二十七条　本协议正本一式四份，具有同等法律效力，甲乙双方各执二份。

Article 27. The Agreement has four hard copies, with each copy having the same legal effect, and each Party has two hard copies..

效　　力

The Effect

第二十八条　本协议生效后，集团公司进行重组分立，本合同权力义务由分立出来的线材公司继承。本协议未尽事宜，由双方另行签订补充协议，补充协议是本协议不可分割之组成部分，与本协议具有同等法律效力。

Article 28. After the Agreement takes into effect, the corporate shall undergo reconstruction. The rights and obligations designated by the Agreement shall be inherited by the splitting units after the reconstruction. For those which have not been fully discussed in the Agreement, both Parties shall assign other supplementary agreement and the supplementary agreement shall be an integral part of the Agreement and have the same legal effect as the Agreement.

第二十九条　本协议由各方法定代表人或其授权代表签署并加盖公章后正式生效。

Article 29. The Agreement shall take into effect after the assignment of the legal persons or their authorized delegates and bearing of the official seals of both Parties.

第三十条　若本协议的某项条款或某项条款的部分内容在现在或将来成为无效，该无效条款或该无效部分并不影响本协议其他条款或该条款其他内容的有效性，协议各方应根据订立本协议的目的和宗旨履行本协议。

Article 30. Should certain articles or certain parts of the articles become invalid at present or in the future, the invalid parts shall not affect the validity of other articles or other parts of the article; both Parties shall implement the Agreement in accordance with the goal and gist of the Agreement.

（此页无正文，专用于邢台龙海钢铁集团有限公司与财富指数资本集团有限公司关于企业境外上市之财务顾问协议的签字盖章页。）

This page contains no body of the content, and is exclusively for the assignment and bearing of seal for Xingtai Longhai Iron and Steel Group Co., Ltd and Wealth Index Capital Group LLC.

甲　方：邢台龙海钢铁集团有限公司

Party A: Xingtai Longhai Iron and Steel Group Co., Ltd

法人（或授权）代表：

Legal Person (or authorized) Delegate:

日期：

Date：April 11, 2008

乙　方：财富指数资本集团有限公司

Party B: Wealth Index Capital Group LLC

法人（或授权）代表：

Legal Person (or authorized) Delegate:

日期：

Date: April 11, 2008